                          Fourth Supplemental Indenture
                                7% Notes due 2004

                           Dated as of October 4, 2001

         This is a Fourth Supplemental Indenture (this "Supplemental Indenture") by and among Saks Incorporated, a Tennessee corporation (the "Company"), the Company's subsidiaries appearing on the signature pages hereto, as Guarantors (the "Guarantors"), and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee"). All capitalized terms herein but not defined shall have the meanings ascribed to them by the Indenture (as defined below).

                             Preliminary Statements

         A. In accordance with Section 9.02 of the Indenture dated as of July 23, 1999 (as amended, modified and supplemented, the "Indenture"), by and among the Company, the Guarantors and the Trustee, relating to the Company's 7% Notes due 2004 (the "Notes"), the Trustee, the Company, the Guarantors and Holders of a majority in aggregate principal amount of the Outstanding Notes have agreed to amend the Indenture as of the date hereof.

         B. All things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done.

                             Amendments to Indenture

         The parties to this Supplemental Indenture agree as follows:

         Section 10.16 of the Indenture is hereby deleted in its entirety and the following new Section 10.16 shall be substituted in lieu thereof:

                  "Section 10.16  Exempted Debts.
                                  --------------

                  Notwithstanding the restrictions in this Indenture contained in Sections 10.11 and 10.13, the Company or its Subsidiaries may, in addition to amounts permitted under such restrictions, issue, assume or guarantee Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions; provided, however, that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the "Exempted Debt") does not exceed 17.5% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into."

                         [Signatures on following pages]

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                                    SAKS INCORPORATED


                                    By: /s/ Charles J. Hansen
                                        ---------------------------------
                                        Senior Vice President and
                                         Assistant Secretary

Attest: /s/ Scott A. Honnold
        --------------------------
        Vice President and
         Assistant Secretary

                                    BANK ONE TRUST COMPANY,
                                     NATIONAL ASSOCIATION


                                    By: /s/ Benita A. Pointer
                                        ---------------------------------
                                        Title: Account Executive

Attest: /s/ Janice Ott Rotunno
        --------------------------
        Title: Vice President and
                Assistant Secretary

                       [Signatures continued on next page]

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                                   GUARANTORS

                              Parisian, Inc.
                              McRae's, Inc.
                              McRae's Stores Partnership
                               By: McRae's, Inc., Managing General Partner
                              McRae's Of Alabama, Inc.
                              New York City Saks, LLC
                              Saks Holdings, Inc.
                              Saks & Company
                              Saks Fifth Avenue, Inc.
                              Saks Fifth Avenue Of Texas, Inc.
                              Saks Fifth Avenue Texas, L.P.
                              Saks Direct, Inc.
                               (formerly SFA Folio Collections, Inc.)
                              Saks Fifth Avenue Distribution Company
                              Herberger's Department Stores, LLC
                              Carson Pirie Holdings, Inc.
                              Saks Distribution Centers, Inc.
                              Saks Shipping Company, Inc.
                              McRae's Stores Services, Inc.
                              Jackson Leasing, LLC
                              McRIL, LLC
                              SCCA, LLC
                              SCIL, LLC
                              SFAILA, LLC
                              SCCA Store Holdings, Inc.
                              PMIN General Partnership
                               By: Parisian, Inc., Managing Partner

                            By: /s/ Charles J. Hansen
                                -------------------------------------
                                Senior Vice President and Secretary

Attest: /s/ Scott A. Honnold
        ----------------------
        Title: Vice President

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